Exhibit 99.2

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4Q 2011 Earnings Teleconference Script

Introduction: George L. Ball, Chairman and Co-Chief Executive Officer of The Edelman Financial Group

GLB	Thank you, Operator, and good morning everyone. Welcome to Edelman Financial Group’s earnings release conference call for the fourth quarter of 2011. With us today, by phone or in person, are:

Ric Edelman, President,
Bruce McMaken, Executive Vice President,
Ed Moore, Executive Vice President, Wealth Management, and
John Unger, General Counsel.

Rick Berry, our Chief Financial Officer, had to have immediate, but minor, surgery and cannot take part. Cindy Burnette, our Controller, is here in case there are accounting related questions

GLB	We have a number of elements to cover, both financial and strategic. We will discuss our financial results for the fourth quarter of 2011. It will be followed by a question and answer session. Before we begin, remember that during the course of this conference call we may discuss some non-GAAP measures in talking about our Company’s performance. If we do, you can find a reconciliation of those measures to GAAP measures in our earnings press release.

GLB	I would like to remind you that statements made during the course of this call that are not purely historical are forward-looking statements regarding the company or management’s future intentions, hopes, beliefs, expectations, and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results might differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed in today’s press release and in our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC. You should not unduly rely on any forward-looking statements, and we assume no obligation to update them.

GLB	You should have had a chance to review our earnings release. It outlines in some detail the components of our fourth quarter results. I will not cover that material at any length, therefore, but will answer any questions later.

Our GAAP earnings from core operations were 15¢ per share. However, as noted, a lower than normal tax rate boosted those earnings. At a more typical 34% rate, earnings would have been 10¢ a share, up from 9¢ in the preceding quarter.

RE	Earlier last year, we outlined a plan whereby a $400 million increase in client assets each quarter would generate roughly 1¢ per share in higher earnings each quarter. That $400,000 is our near-term marketing goal, and assumes – although it will never happen – no change in the markets. We did add that 1¢ last quarter, albeit through a combination of higher prices and net new client assets.

RE	To be a bit more specific, Edelman Financial Services brought in $228 million of new money. That was on par with plan and 16% above what we did a year earlier. As the earnings release points out, our maturing offices in metropolitan New York reached profitability on schedule. As they add further assets, our margins at the margin should exceed 40%. The other new offices are proceeding on the same path. We have no surprises to report – either good or bad.

GLB	Our write-down of the state tax receivables related to our exit from the capital markets business earlier in the year, primarily in New York and California. Our remaining parent company activities in those locales are unlikely to produce enough profits to utilize the losses over a reasonable period of time. The lower tax rate this quarter results from a downward adjustment of prior period tax provisions.

GLB	The Edelman Financial Services and other Wealth Management businesses all did well. They earned more than a year ago and were above budget as well. We are benefiting from the heightened, increased awareness of the Edelman brand. Ric’s radio show is now on the air in 55 markets versus 33 a year ago. His public broadcasting TV show – The Truth About Money with Ric Edelman – just won prestigious six Telly awards. The show is very well received.

RE	Without reducing our focus on our existing wealth management activities, we have, as we’ve outlined to you, several initiatives underway which take advantage of our strengths. We’re introducing one of them, called Edelman Online, this summer. It’s a portal designed for investors with as little as $5,000. We can’t estimate how big it may become, and are not factoring it into our earnings expectation for the future at this point. However, it, our 401K and emerging advisor programs, among others, have considerable potential and will not require massive amounts of capital or front-end cost.

GLB	We are pleased with our progress, plans and prospects. As a company, we have a future based on ways to build on our skills rather than defending our turf or reacting to adversity. We’ll try to make the most of those opportunities.

With that, we’ll be happy to answer any questions.

Exhibit 99.2

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Revenue	$42,877	$35,366	$169,005	$130,224
Expenses	37,465	32,318	150,329	117,928
Net	5,412	3,048	18,676	12,296
Equity in income of limited partnerships	2,408	7,269	7,085	12,868
Income from continuing operations before income taxes	7,820	10,317	25,761	25,164
Provision for income taxes	(3,675)	(3,566)	(8,099)	(7,928)
Income from continuing operations, net of income taxes	4,145	6,751	17,662	17,236
Income (loss) from discontinued operations, net of income taxes of $85, $286, $1,107 and $1,201 respectively	(209)	635	(2,233)	(1,701)
Net income	3,936	7,386	15,429	15,535
Less: Net income attributable to the noncontrolling interest	(3,136)	(2,208)	(9,933)	(5,839)
Net income attributable to The Edelman Financial Group Inc.	$800	$5,178	$5,496	$9,696

Basic earnings (loss) per common share:
Continuing operations	$0.06	$0.19	$0.28	$0.40
Discontinued operations	(0.03)	(0.01)	(0.09)	(0.07)
Net earnings	$0.03	$0.18	$0.19	$0.33

Diluted earnings (loss) per common share:
Continuing operations	$0.05	$0.18	$0.27	$0.39
Discontinued operations	(0.02)	-	(0.09)	(0.06)
Net earnings (loss)	$0.03	$0.18	$0.18	$0.33

Weighted average shares outstanding:
Basic	29,151	28,419	29,234	29,203
Diluted	29,686	28,759	29,912	29,370

Amounts attributable to The Edelman Financial Group Inc. common shareholders:
Income from continuing operations, net of tax	$1,627	$5,275	$8,148	$11,574
(Loss) income from discontinued operations, net of tax	(827)	(97)	(2,652)	(1,878)
Net income	$800	$5,178	$5,496	$9,696

	Three Months Ended		Twelve Months Ended
	December 31, 2011		December 31, 2011
GAAP to Non-GAAP Reconciliation	Amount	Diluted EPS	Amount	Diluted EPS
Net operating income from core operations:
Income from continuing operations, net of tax, attributable to
The Edelman Financial Group Inc.	$1,627	$0.05	$8,148	$0.27
Adjustments:
Madison Williams receivable write off	-	-	2,835	0.09
Valuation allowance applied to tax provision	3,489	0.12	3,489	0.12
Investment portfolio gains, net of tax	(655)	(0.02)	(776)	(0.02)
Net operating income from core operations	$4,461	$0.15	$13,696	$0.46

Weighted average shares outstanding		29,686		29,912

	Three Months Ended		Twelve Months Ended
	December 31, 2010		December 31, 2010
	Amount	Diluted EPS	Amount	Diluted EPS
Net operating income from core operations:
Income from continuing operations, net of tax, attributable to
The Edelman Financial Group Inc.	$5,275	$0.18	$11,574	$0.39
Adjustments:
Investment portfolio gains, net of tax	(4,433)	(0.15)	(7,304)	(0.24)
Net operating income from core operations	$842	$0.03	$4,270	$0.15

Weighted average shares outstanding		28,759		29,370

Balance sheet data:
Cash and cash equivalents	$48,605
Other tangible net assets	149,864
Tangible net assets	198,469
Shareholders' equity	$256,014

	Twelve Months Ended
	December 31,
	2011	2010
Revenue:
Mass Affluent	$87,323	$73,079
Other Wealth Management	74,655	51,111
Wealth Management Total	161,978	124,190
Corporate Support and Other	7,027	6,034
Total	$169,005	$130,224

Income (loss) from continuing operations before equity in income of limited partnerships and income taxes:
Mass Affluent	$19,814	$16,771
Other Wealth Management	26,485	16,577
Wealth Management Total	46,299	33,348
Corporate Support and Other	(27,623)	(21,052)
Total	$18,676	$12,296

Equity in income of limited partnerships:
Mass Affluent	$-	$-
Other Wealth Management	782	2,371
Wealth Management Total	782	2,371
Corporate Support and Other	6,303	10,497
Total	$7,085	$12,868

Income (loss) from continuing operations before income taxes:
Mass Affluent	$19,814	$16,771
Other Wealth Management	27,267	18,948
Wealth Management Total	47,081	35,719
Corporate Support and Other	(21,320)	(10,555)
Total	$25,761	$25,164

Net (income) loss attributable to the noncontrolling interest:
Mass Affluent	$(5,333)	$(4,025)
Other Wealth Management	(5,568)	(1,768)
Wealth Management Total	(10,901)	(5,793)
Corporate Support and Other	968	(46)
Total	$(9,933)	$(5,839)